PS23-094 Amendment Agreement Template v20190325 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. AMENDMENT AGREEMENT NO 1 to PS23-072 This Amendment Agreement 1 to the Restatement Car Model Agreement (“Amendment”) is between Volvo Car Corporation, Reg. No. 556074-3089, a limited liability company incorporated under the laws of Sweden (“Volvo Cars”); and Polestar Automotive China Distribution Co. LTD., Reg. No. 91510112MA6D05KT88, a limited liability company incorporated under the laws of People’s Republic of China (“Polestar”). Each of Volvo Cars and Polestar is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have entered into a Restated Framework Agreement (PS23-071) on 1 June 2023 (the “Framework Agreement”) and a Restatement Car Model and License Agreement (PS23-072) Agreement on 1. June 2023 (the “Agreement”). B. The Parties now wish to amend the Agreement to the extent set out below. C. Now, therefore, the Parties agree as follows: 1. SCOPE OF AMENDMENT 1.1 The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Any definitions used in this Amendment shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement. 1.2 The amendments to the provisions in the Agreement as stated in Section 2 below, such provisions highlighted for ease of reference in bold italics, shall come into force on 1. June 2023. 2. AMENDMENTS 2.1 Appendix 3 to the Agreement shall be replaced in its entirety by a new Appendix 3 as attached to this Amendment. 3. GENERAL PROVISIONS 3.1 This Amendment is and should be regarded and interpreted as an amendment to the Agreement. The validity of this Amendment is therefore dependent upon the validity of the Agreement. PS23-094 Amendment Agreement Template v20190325 3.2 No amendment of this Amendment will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment. 3.3 Sections 17 and 18 of the Framework Agreement shall apply to this Amendment as well. 3.4 This Agreement has been signed in two (2) originals, of which the parties have received one (1) each. The Parties may execute this Agreement in counterparts, which taken together will constitute one instrument. ______________________________ [SIGNATURE PAGE FOLLOWS] PS23-094 Amendment Agreement Template v20190325 VOLVO CAR CORPORATION POLESTAR AUTOMOTIVE CHINA DISTRIBUTION CO. LTD By: /s/Maria Hemberg By: /s/ Yaru Li Printed Name: Maria Hemberg Printed Name: Yaru Li ____ Title: General Counsel Title: Authorized Signatory Date: 2023.10.03 Date: _____________ By: /s/Johan Ekdahl By: Printed Name: Johan Ekdahl Printed Name: _____________ Title: CFO Title: ______ Date: 2023.10.03 Date: _____________ PS23-094 LE G AL #1 69 90 12 0v 1 APPENDIX 3 FEE 1. FEE FOR VOLVO TECHNOLOGY 2. 1.1 [***] DEVELOPMENT COST 2.1 [***]